UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

Smart Powerr Corp.

(Exact name of registrant as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District Xi’an City, Shaanix Providence, China	710075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-29-8765-1097

China Recycling Energy Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREG	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2022, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to change our corporate name from China Recycling Energy Corporation to Smart Powerr Corp., effective March 3, 2022. A copy of the Certificate of Amendment of Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with our name change, our board of directors amended our by-laws to reflect the corporate name Smart Powerr Corp., also effective on March 3, 2022. No other changes were made to our by-laws. A copy of the Fifth Amended and Restated By-laws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

Our common stock will continue to trade on the NASDAQ Stock Market under the ticker symbol “CREG”. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
3.2	Fifth Amended and Restated By-laws of Smart Powerr Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART POWERR CORP.

Date: March 9, 2022	By:	/s/ Yongjiang Shi
Yongjiang Shi Chief Financial Officer

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